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                                                                     EXHIBIT 11


            INTELECT COMMUNICATIONS SYSTEMS LIMITED AND SUBSIDIARIES

                       CALCULATION OF EARNINGS PER SHARE


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
                                                            Three months ended                 Nine months ended
                                                               September 30                       September 30
                                                    ------------------------------       -----------------------------
                                                        1997               1996             1997               1996
                                                    ------------       -----------       -----------       -----------

Primary and Fully Diluted Loss Per Share

Shares in issue beginning of period                   21,149,760        12,885,537        15,027,728        11,385,117
Shares issued (weighted average)                         754,741           226,494         4,427,550         1,112,683
                                                    ------------       -----------       -----------       -----------
Weighted average shares in issue end of period        21,904,501        13,112,031         9,455,278        12,497,800

Dilutive common stock equivalents:
     Stock options using treasury stock method
       (weighted average)                                     --           434,434                --         1,001,039
                                                    ============       ===========       ===========       ===========
Total weighted average common shares and
     common stock equivalents                         21,904,501        13,546,465        19,455,278        13,498,839
                                                    ============       ===========       ===========       ===========

Loss for period (thousands of Dollars)              $     (4,478)           (8,503)          (17,529)          (15,363)
                                                    ============       ===========       ===========       ===========

Loss per share                                      $      (0.20)            (0.63)            (0.90)            (1.14)
                                                    ============       ===========       ===========       ===========
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